                                                                    EXHIBIT 10.4


                              EMPLOYMENT CONTRACT

     This Employment Contract (this "Agreement") is made as of the 1st day of June, 2000 between PARADIGM BANCORPORATION, INC., a Texas corporation and the parent bank holding company of Woodcreek Bank and Dayton State Bank (the "Banks"), having a principal place of business at 2828 FM 1960, Houston, Texas 77273, hereinafter referred to as the "Employer", and William Bradley Fagan, who resides at 1140 Hidden Ridge #2233, Irving, Texas 75038, hereinafter referred to as the "Employee". The Banks are also executing this Agreement to confirm their obligations under Article IV Section 2 hereof.

     WHEREAS, the Employee has considerable experience, expertise and training in financial management of publicly traded companies; and

     WHEREAS, the Employer desires and intends to employ the Employee as Executive Vice President and Chief Financial Officer of the Employer pursuant to the terms and conditions set forth in this Employment Agreement, and the Employee desires to accept such employment pursuant to the terms and conditions set forth in this Agreement; and

     WHEREAS, the Employer and the Employee have read and understood the terms and provisions set forth in this Agreement.

     NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the Employer and Employee agree as follows:


                                   ARTICLE I
                              TERM OF EMPLOYMENT

     The Employer hereby employs the Employee and the Employee hereby accepts employment with the Employer for a period of two (2) years beginning on the date set forth in the first paragraph of this Agreement ("Effective Date"); however, this Agreement may be terminated earlier as hereinafter provided. Employer and Employee acknowledge and agree that, subsequent to the expiration of this Agreement, the parties may agree to continue the employment relationship under such terms as they may mutually agree upon. However, the parties acknowledge and agree that, in the event they fail to agree upon terms for the continuation of the Employee's employment subsequent to the expiration date, the employment may terminate at the discretion of anyone of the parties without any additional liability or obligation on the part of the parties except as otherwise specified herein.

                                  ARTICLE II
                              DUTIES OF EMPLOYEE

     1. Employment and Primary Duties. On the terms and subject to the conditions of this Agreement, the Employer hereby employs Employee and engages the Employee to serve as Executive Vice President and Chief Financial Officer of the Employer ("Office"), and Employee hereby accepts employment with the Employer according to the terms set forth in this Agreement. Employee shall primarily be responsible for the management of the financial matters of the Employer and its subsidiary Banks and shall perform such other work as may be assigned to him subject to the instructions, directions, and control of the President of the Employer or Board of Directors of the Employer which shall be consistent with the type and nature of work normally associated with the Office of a financial holding company having assets similar in nature and value to the assets of the Employer.

     2. Location. Employee shall work at 2828 FM 1960, Houston, Texas 77273 or at such other place or places as may be directed by the President or Board of Directors of the Employer and shall be furnished with an office and other business facilities and services sufficient to carry out his duties of office.


                                  ARTICLE III
                         ENGAGING IN OTHER EMPLOYMENT

     During the term of this Agreement, the Employee shall devote substantially all of his productive time, ability, and attention to the business of the Employer and its subsidiaries during Employer's normal business hours, and Employee shall not directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Employer.

                                  ARTICLE IV
                                 COMPENSATION

     1. Basic Compensation. As compensation for employment services rendered under this Agreement, the Employee shall be entitled to receive from the Employer an annual base salary of Ninety three thousand two hundred dollars ($93,200.00) for the first year of this Agreement. Beginning on June 1, 2001, the Employee will receive an increase in his base salary equal to the increase in the consumer price index for the prior year.

     2. Payment of Basic Compensation. The parties recognize that in addition to Employee's employment, Employee will become a vice president of each bank. Payments of the base salary shall be made in accordance with the Company's (or the Bank's as appropriate) payroll policies and procedures, subject to payroll and withholding deductions as may be required by law and other deductions applied generally to employees of the Company (or the Banks as appropriate) for insurance or other employee benefit plans.


                                   ARTICLE V
          REIMBURSEMENT OF EMPLOYEE BUSINESS EXPENSES, PARTICIPATION
              IN EMPLOYER BENEFIT PLANS, BONUS AND OTHER BENEFITS

     1. Out of Pocket Expenses. The Employee is authorized to incur reasonable business expenses for promoting the business of the Employer and its subsidiaries, including expenditures for entertainment, travel, lodging and meals, including, without limitation, trade association convention attendance, country club dues, mobile telephone expense, and other similar business expenses. The Employer will reimburse the Employee from time to time for all such business expenses provided that the Employee presents the Employer with appropriate documentation of such expenditures in accordance with the Employer's established procedures relating to such reimbursements.

     2. Participation in Employer Benefit Plans. Until the termination of Employee's employment, Employee will be eligible to participate in all employee benefit plans generally available to the officers and employees of Employer in accordance with the terms of such plans. After the termination of Employee, Employer will use reasonable efforts to have Employee continue to be covered under the Employer's health insurance plans at Employee's own expense. The Employee acknowledges and agrees that any employee benefits provided to the Employee incident to the Employee's employment are governed by the applicable plan documents, summary plan descriptions or employment policies, and may be modified, suspended, or revoked at any time in accordance with the terms and provisions of the applicable documents.

     3. Service on Boards of Directors. While serving as a director of the Employer, Employee shall receive the standard fee for attendance of meetings of the Board of Directors of the Employer. During the term of this Agreement, Employer agrees to use its best efforts to have Employee elected as a member of the Board of Directors of each bank subsidiary of the Employer. Employee shall be entitled to receive the standard fee for attendance at meetings of the Boards of Directors of each bank subsidiary of the Employer.

     4. Bonus Schedule. Within thirty days after December 31, 2000 and December 31, 2001 (or within 30 days after the end of the quarter in the event of a termination of employment), the Employer shall pay the Employee an additional bonus as a percentage of his base annual salary, ( $93,200 plus any subsequent pay increases). The bonus shall be based on the pre-tax return on average assets of the Employer for the prior twelve months ("ROAA") according to the schedule set forth on Exhibit A hereto. ROAA shall be determined prior to the payment of federal income taxes and shall be calculated by the certified public accountants of the Employer.

     5. Automobile Allowance & CPE. During the term of this Agreement, the Employer shall pay Employee an automobile allowance of $500.00 per month and the costs incurred by the Employee in maintaining his CPA designation including the cost of courses, travel, lodging, and meals incurred in the pursuit of the necessary hours of continuing professional education.

     6. Grant Under Stock Option Plan. As of the Effective Date, the Employer hereby grants to the Employee 10,000 Units under the 1998 Stock Appreciation Rights Plan.

     7. Vacation. Employer shall give Employee three (3) weeks of vacation per year, which vacation shall fully accrue as of the commencement of this Agreement and all unused vacation will carry forward each year.

     8. Possible Adjustment. The Employer and the Employee acknowledge that, during the term of employment of the Employee pursuant to this Agreement, the Employee's compensation will be subject to an annual review and adjustment by the Board of Directors of the Employer but, in no event, will the Employee's salary, vacation, additional bonus compensation and other benefits be less than the amounts set forth in Article IV and Sections 1,4,5,6 and 7 of Article V at any time during this Agreement.

                                  ARTICLE VI
             EMPLOYEE'S OBLIGATIONS OTHER THAN TO PERFORM SERVICES

     1. Non-Competition by Employee. During the term of this Agreement, the Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatever with the business of Employer or its subsidiaries.

     2. Duty of Loyalty. The Employee acknowledges and agrees that, during the term of this Agreement, he has a fiduciary duty of loyalty to the Employer, and that he will not engage in any activity during the term of this Agreement, which will or could, in any significant way, harm the business, business interests, or reputation of the Employer or its subsidiaries.

     3. Enforcement and Legal Remedies. The parties recognize the difficulty of properly measuring the damages which reasonably would accrue by reason of a breach of this covenant of non-competition and thereof agree that the party suffering by reason of any breach of this Agreement shall be entitled to the equitable remedy of injunctive relief.

                                  ARTICLE VII
                                PROPERTY RIGHTS

     1. Trade Secrets and Confidentiality. The Employee acknowledges and agrees that certain information concerning the Employer's (and its subsidiaries) services, techniques, pricing, business projections, business plans and strategies, financial data, records, marketing plans and studies, techniques, assets, customer contacts, customer needs and prospective customers (i) are owned by employer, (ii) are highly sensitive and confidential, and (iii) have been obtained only through significant effort and expense to the Employer, and that, as a result, the Employee agrees to treat this information as highly confidential trade secret information at all times during and after the term of this Agreement. The Employee acknowledges and agrees that during the term of employment, the Employee will have access to and become familiar with such trade secrets. The Employee shall not disclose any such trade secrets, directly or indirectly, nor use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of his employment with the Employer or its subsidiaries. Notwithstanding anything in this Agreement to the contrary or seemingly inconsistent herewith, the parties agree that all information referred to in this Section shall not be deemed trade secrets or confidential information of the Employer or its subsidiaries if such information is already available to competitors of the Employer. All files, records, documents, drawings, specification, equipment, and similar items relating to the business of the Employer, whether or not prepared by the Employee, shall remain the exclusive property of the Employer and shall not be removed from the premises of the Employer under any circumstances without the prior written consent of the Employer; provided, however, that Employee may remove such items for the purpose of furthering the business of Employer. All items removed from the premises of Employer and all copies or summaries thereof shall be returned to Employer upon the termination of Employee.

     2. Processes and Improvements. The Employee agrees that he will promptly from time to time fully inform and disclose to the Employer all inventions, processes, designs, improvements and discoveries which he has developed or may hereafter develop during the term of this Agreement which pertain or relate to the business of the Employer or to any experimental work carried on by the Employer, whether conceived by the Employee alone or with others and whether or not conceived during regular working hours. All such inventions, processes, designs, improvements, and discoveries shall be the exclusive property of the Employer. The Employee shall assist the Employer in obtaining patents on all such inventions, designs, improvements, and discoveries deemed patentable by the Employer and shall execute all documents and do all things necessary to obtain letters patent, vest the Employer with full and exclusive title thereto, and protect the same against infringement by others. However; the Employer acknowledges and agrees that the Employee brings to this employment relationship over seventeen years of experience in finance and accounting, as well as his reputation in the professional CPA community.

                                 ARTICLE VIII
                                  TERMINATION

     1. Termination of Agreement. Except as may otherwise be provided herein, this Agreement may terminate prior to May 31, 2002 upon the occurrence of:

          (i) fourteen (14) days after written notice of termination is given by Employee;

          (ii) upon written notice of termination  given by Employer;

          (iii) employee's death or, at the Bank's option, upon Employee's becoming Disabled (as defined in Article IX Section 3 hereof);

          (iv) the occurrence of a Change in Control (as defined in Article IX Section 6 hereof).

Any notice of termination given by the Employer to Employee under Section 1(ii) above shall specify whether such termination is with or without Good Cause (as defined in Article IX Section 5 hereof).

                                  ARTICLE IX
                 OBLIGATIONS OF THE EMPLOYER UPON TERMINATION

     1. Termination by Employee; Termination for Good Cause. If the Employee terminates this Agreement pursuant to Article VIII Section 1(i) above or if Employer terminates this Agreement with Good Cause pursuant to Article VIII
Section 1(ii) above, this Agreement shall terminate without further obligations to Employee, other than those obligations owing or accrued to, vested in, or earned by Employee through the date of termination, including, but not limited to:

          (i) to the extent not theretofore paid, Employee's annual salary in effect at the time of such termination through the date of termination; and

          (ii) in the case of compensation previously deferred by Employee, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Employer and any accrued vacation pay not yet paid by the Employer; and

          (iii) all other amounts or benefits owing or accrued to, vested in, earned by Employee through the date of termination under (a) the then existing or applicable plans, programs, arrangements, and policies of Employer and (b) the bonus provisions of Article V Section 4 of this Agreement;

such obligations owing or accrued to, vested in, or earned by Employee through the date of termination, including, but not limited to, such amounts and benefits specified in clauses (i), (ii), and (iii) of this sentence, being hereinafter collectively referred to as the "Accrued Obligations." The aggregate amount of such obligations owing or accrued to, vested in, or earned by Employee through the date of termination, including, but not limited to, the Accrued Obligations, shall be paid by the Employer to Employee in cash in one lump sum within thirty (30) days after the date of termination; provided, however that the bonus payable pursuant to Article V Section 4 of this Agreement shall be payable within thirty (30) days after the end of the quarter in which the Employee's employment ends and shall be based on the ROAA for the prior twelve months.

     2. Termination other than for Good Cause. If the Employer terminates this Agreement without Good Cause pursuant to Article VIII Section 1(ii) hereof, the Employer shall pay to Employee cash in one lump sum within thirty (30) days after the date of termination (provided, however that the bonus payable pursuant to Article V Section 4 of this Agreement shall be payable within thirty (30) days after the end of the quarter in which the Employee's employment ends and shall be based on the ROAA for the prior twelve months) the aggregate of the following amounts:

          (i) to the extent not theretofore paid, Employee's annual salary at the annual rate in effect at the time of such termination through the date of termination; and

          (ii) in the case of compensation previously deferred by Employee, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Employer, and any accrued vacation pay not yet paid by the Employer; and

          (iii) all other amounts or benefits owing or accrued to, vested in, earned by Employee through the date of termination under (i) the then existing or applicable plans, programs, arrangements, and policies of Employer and (ii) the bonus provisions of Article V Section 4 of this Agreement;

          (iv) any and all other Accrued Obligations not otherwise described in clause (i), (ii) or (iii) of this Section 2;

          (vi) an amount equal to (base annual salary divided by twelve) times the number of months remaining in the stated term of this Agreement, less statutory payroll deductions; provided, however, in no event shall the amount payable under this item (vi) be less than $93,200.

     3. Termination by Death or Disability. If Employee's employment is terminated under Article VIII Section 1(iii) hereof by reason of Employee's death or Disability, the Employer shall pay to Employee's legal representatives cash in one lump sum within thirty (30) days after the date of Employee's death or Disability the full amount of the obligations owing or accrued to, vested in, or earned by Employee through the date of Employee's death or disability, including, but not limited to, the Accrued Obligations. Anything in this Agreement to the contrary notwithstanding, the Employee's legal representatives or beneficiaries shall be entitled to receive benefits provided under the then existing or applicable plans, programs, or arrangements and policies of the Employer relating to death or disability. As used herein, "Disabled" shall have the meaning as being disabled under the other benefit plans of the Employer or if no such determination is made then such determination shall be made by the Board of Directors of the Employer.

     4. Termination Upon Change in Control. Upon the occurrence of a Change in Control pursuant to Article VIII Section 1(iv) hereof, the Employer shall pay to Employee cash in one lump sum within thirty (30) days after the date of Change in Control (provided, however that the bonus payable pursuant to Article V
Section 4 of this Agreement shall be payable within thirty (30) days after the end of the quarter in which the Change in Control occurs and shall be based on the ROAA for the prior twelve months) the aggregate of the following amounts:

          (i) to the extent not theretofore paid, Employee's annual salary at the annual rate in effect at the time of such termination through the date of termination; and

          (ii) in the case of compensation previously deferred by Employee, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Employer, and any accrued vacation pay not yet paid by the Employer; and

          (iii) all other amounts or benefits owing or accrued to, vested in, earned by Employee through the date of termination under (i) the then existing or applicable plans, programs, arrangements, and policies of

          Employer and (ii) the bonus provisions of Article V Section 4 of this Agreement;

          (iv) any and all other Accrued Obligations not otherwise described in clause (i), (ii) or (iii) of this Section 4;

          (vi) an amount equal to one times the annual base salary of the Employee at the time of the Change in Control, less statutory payroll deductions; provided, however, in no event shall the amount payable under this item (vi) be less than the base annual salary ($93,200 plus any subsequent pay increases).

Additionally, Employer will use reasonable efforts to have Employee and his dependents continue to be covered under the Employer's insurance benefit plans (including death, disability, accident and health) for a period of twelve months at Employee's own expense at the rate at the time of the Change in Control.

     5.  Good Cause.  As used in this Agreement, the term "Good Cause" means:

          (i) the Employee's violates any material provision of this Agreement or commits gross negligence, and fails to cure such violation or the effects of such gross negligence within thirty (30) days after written notice to the Employee by the Board of Directors of the Employer specifying in reasonable detail the alleged violation or gross negligence;

          (ii) the conviction of the Employee of a felony, or a misdemeanor involving moral turpitude; or

          (iii) the Employee engages in gross misconduct in the course and scope of his employment with the Employer or the Bank including indecency, immorality, dishonesty, unlawful harassment, use of illegal drugs or fighting.

     6. Change in Control. As used in this Agreement, "Change in Control" means an event or series of events whereby the shareholders of the Employer as of the Effective Date, the individuals related by blood or marriage to the shareholders of the Employer as of the Effective Date with a relationship equal to or closer than third cousin or any entity controlled by or for the benefit of such persons ceases to own at least 51% of the voting stock of the Employer.
For purposes of
determining the current shareholders of the Employer, a list of the shareholders as of the Effective Date is attached hereto as Exhibit B.


                                   ARTICLE X
                                  ARBITRATION

     1. Any claim or controversy arising out of or relating to this Agreement, or the breach of this Agreement, or any other dispute arising out of or relating to the employment of the Executive by the Employer, shall be settled by final and binding arbitration in the city of Houston, Texas in accordance with the Employment Arbitration Rules of the American Arbitration Association in effect on the date the claim or controversy arises. Either party must request arbitration of any claims controversy within sixty (60) days of the date the claim or controversy arises by giving written notice of the party's request for arbitration by certified U.S. mail or personal delivery addressed to the other party. Failure to give notice of any claim or controversy within sixty (60) days shall constitute a waiver of the claim or controversy.

     2. All claims or controversies subject to arbitration shall be submitted to arbitration within three (3) months from the date the written notice of a request for arbitration is effective. All claims or controversies shall be resolved by a panel of three (3) arbitrators who are licensed to practice law in the State of Texas and who are experienced in the arbitration of labor and employment disputes. These arbitrators shall be selected in accordance with the Rules of the American Arbitration Association in effect at the time the claim or controversy arises. Either party may request the arbitration proceeding be stenographically recorded by a Certified Shorthand Reporter. The arbitrators shall issue a written decision with respect to all claims or controversies within thirty (30) days from the date the claims or controversies are submitted to arbitration. The Employer will bear fifty percent (50%) of the actual cost of the arbitration proceeding (exclusive of each party's own legal fees).

     3. The provisions of Article X may be specifically enforced by either party, and submission to arbitration proceedings compelled, by any court of competent jurisdiction. The decision of the arbitrators may be specifically enforced by either party in any court of competent jurisdiction.

     4. Nothing in this Agreement shall be construed to require arbitration of any claim for worker's compensation or unemployment compensation.

                                  ARTICLE XI
                                INDEMNIFICATION

          During the term of this Agreement, the Employer shall indemnify and agree to hold the Employee harmless from and against any and all liabilities, losses, costs, damages, obligations, expenses (including attorney's fees) resulting from the fact the Employee was an officer, director or employee of the Employer to the fullest extent permissible under the law, including, without limitation, the Texas Finance Code and Article 2.02-1 of the Texas Business Corporation Act, and may purchase such indemnification insurance as the Board of Directors may from time to time determine. The Employer shall reimburse the Employee for any and all expenses incurred by him as a party of any threatened, pending or completed proceeding as such expenses are incurred, and in advance of the final disposition of the proceeding; provided however, that the Employee shall provide to the Employer a written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification under applicable laws and regulations, and an undertaking by the Employee to repay all amounts so advanced, without interest, if it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the Employee has not met these standards.

                                  ARTICLE XII
                              GENERAL PROVISIONS

     1. Notices. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but each party may change his address by written notice in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three (3) days after mailing.

     2. Inclusion of Entire Agreement Herein. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Employee by the Employer and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever.

     3. Law Governing Agreement. The law of the State of Texas will govern the validity, interpretation and effect of this Agreement, and any other dispute relating to, or arising out of, the employment relationship between the Employer and the Employee.

     4.  Modification.   (a).  All parties acknowledge and agree that this
Agreement constitutes the complete and entire agreement between the parties; that the parties have executed this Agreement based upon the express terms and provisions set forth herein; that the parties have not relied on any representations, oral or written, which are not set forth in this Agreement; that no previous agreement, either oral or written, shall have any effect on the terms or provisions of the Agreement; and that all previous agreements, either oral or written, are expressly superseded and revoked by the Agreement.

     (b). All parties acknowledge and agree that the covenants and/or provisions of this Agreement may not be modified by any subsequent agreement unless the modifying agreement: (i) is in writing; (ii) contains an express provision referencing this Agreement; (iii) is signed by the parties hereto; and (iv) is approved by the Board of Directors of the Employer and the Bank.

     5. Failure to Enforce Not Waiver. Any failure or delay on the part of either the Employer or the Employee to exercise any remedy or right under this Agreement shall not operate as a waiver. The failure of either party to require performance of any of the terms, covenants, or provisions of this Agreement by other party shall not constitute a waiver of any of the rights under the Agreement. No forbearance by either party to exercise any rights or privileges under this Agreement shall be construed as a waiver, but all rights and privileges shall continue in effect as if no forbearance had occurred. No covenant or condition of this Agreement may be waived except by the written consent of the waiving party. Any such written waiver of any term of this Agreement shall be effective only in the specific instance and for the specific purpose given.

     6. Partial Invalidity. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall remain in full force and effect, as if this Agreement had been executed without any such invalid provisions having been included.
Such invalid provision shall be reformed in a manner that is both (i) legal and enforceable, and (ii) most closely represents the parties original intent.

     7. Attorney's Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief to which he may be entitled.

     8. Counterparts. This Agreement has been executed in duplicate, each of which shall be deemed an original, but both of which shall constitute one and the same instrument.

     9. Successors and Assigns. (a). The Employee acknowledges and agrees that this Agreement may be assigned by the Employer to any successor-in-interest and shall inure to the benefit of, and be fully enforceable by, any successor and/or assignee; and this Agreement will be fully binding upon, and may be enforced by the Employee against, any successor and/or assignee of the Employer.

     (b). The Employee acknowledges and agrees that his obligations, duties and responsibilities under this Agreement are personal and shall not be assignable and that this Agreement shall be enforceable by only the Employee or his legal representatives. In the event of the Employee's death or disability, this Agreement shall be enforceable by the Employee's estate, executors and/or legal representatives.

     10.  Effectiveness.   This Agreement has been executed as of the date set
forth below effective for all purposes as of June 1, 2000. Notwithstanding the foregoing or the complete execution of this Agreement, this Agreement shall not be binding upon any party hereto until its approval by the Banks' Board of Directors and the Employer's Board of Directors. Following its approval, it shall be binding effective June 1, 2000.

     EXECUTED ON THIS ____ DAY OF ____________, 2000 AT HOUSTON, TEXAS.

                              EMPLOYEE:


                              ------------------------------------
                              Bradley Fagan


                              BANKS:
                              WOODCREEK BANK


                              By:
                                 ---------------------------------
                                 William Fagan, M.D.
                                 Its:  Chairman of the Board

                              DAYTON STATE BANK


                              By:
                                 ---------------------------------
                                 James A. Woodall, Jr
                                 Its: Chairman of the Board

                              EMPLOYER:
                              PARADIGM BANCORPORATION, INC.


                              By:
                                 ---------------------------------
                                 Peter Fisher
                                 Its:  President

STATE OF TEXAS      (S)
                    (S)
COUNTY OF HARRIS    (S)

     This instrument was acknowledged before me on this     day of       , 2000
by Bradley Fagan.


                              ---------------------------------
                              Notary Public - State of Texas


                              ---------------------------------
                              Printed Name of Notary
                              My Commission Expires:
                                                    --------------



STATE OF TEXAS      (S)
                    (S)
COUNTY OF HARRIS    (S)

     This instrument was acknowledged before me on this      day of      , 2000
by William Fagan, M.D. in the capacity stated.



                              -----------------------------------
                              Notary Public - State of Texas


                              -----------------------------------
                              Printed Name of Notary
                              My Commission Expires:
                                                    --------------

STATE OF TEXAS      (S)
                    (S)
COUNTY OF HARRIS    (S)

     This instrument was acknowledged before me on this     day of       , 2000
by James A. Woodall, Jr. in the capacity stated.



                              -----------------------------------
                              Notary Public - State of Texas


                              -----------------------------------
                              Printed Name of Notary
                              My Commission Expires:
                                                    --------------



STATE OF TEXAS      (S)
                    (S)
COUNTY OF HARRIS    (S)

     This instrument was acknowledged before me on this      day of      , 2000
by Peter Fisher in the capacity stated.


                              ---------------------------------
                              Notary Public - State of Texas


                              ---------------------------------
                              Printed Name of Notary
                              My Commission Expires:
                                                    -----------

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

                                   EXHIBIT A

                                     BONUS


Pursuant to Article V Section 4 of this Agreement, the Employer shall pay the Employee an additional bonus as a percentage of his base annual salary of $93,200 (plus any subsequent pay increases). The bonus shall be based on the return on average assets of the Employer for the prior twelve months ("ROAA") according to the schedule set forth below. ROAA shall be determined prior to the payment of federal income taxes and shall be calculated by the certified public accountants of the Employer.


ROAA (Pre-tax)    Bonus (% of Base Salary of $93,200)
--------------    ------------------------------------
2.00% or above          25%

1.75% - 1.99%           20%

1.50% - 1.74%           15%

1.25% - 1.49%           10%

1.00% - 1.24%            5%

                                   EXHIBIT B

                   LIST OF SHAREHOLDERS AS OF APRIL 30, 2000
                       (FOR CHANGE OF CONTROL PURPOSES)

                                       19